Exhibit 4.2


                                 [COMCAST LOGO]


                               COMCAST CORPORATION
        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA



CK 0004                                                    CUSIP 20030N 20 0
CLASS A SPECIAL
COMMON STOCK

This certifies that






is the owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A SPECIAL COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

COMCAST CORPORATION (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed.
     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     In Witness Whereof, the Corporation has caused this certificate to be signed with the facsimile signatures of its duly authorized officers, and its facsimile seal to be hereunto affixed.

Dated: 12/3/02





/s/Arhtur R. Block                            /s/  Brian J. Roberts
  ----------------                                 ----------------
         SECRETARY                                        PRESIDENT






                              [COMCAST CORPORATION
                                      SEAL
                                      2001
                                *PENNSYLVANIA*]